Exhibit 5.1

CLIFFORD CHANCE US LLP 31 WEST 52ND STREET NEW YORK, NY 10019-6131 TEL +1 212 878 8000 FAX +1 212 878 8375 www.cliffordchance.com

July 2, 2018

Safety, Income & Growth Inc.
1114 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to Safety, Income & Growth Inc., a Maryland corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (together with any amendments thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to possible offerings from time to time by the Company of: (1) its common stock, par value $0.01 per share (“Common Stock”); (2) its preferred stock, par value $0.01 per share (“Preferred Stock”); (3) its depositary shares representing an entitlement to all rights and preferences of fractions of shares of Preferred Stock of a specified series and represented by depositary receipts (“Depositary Shares”); (4) its debt securities (which may be issued in one or more series) (“Debt Securities”); (5) warrants entitling the holders to purchase Common Stock, Preferred Stock, Depositary Shares, or Debt Securities (“Warrants”); and (6) rights entitling the holders to purchase Common Stock (“Rights”).

In rendering the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Amendment and Restatement of the Company (the “Charter”), the Bylaws of the Company, resolutions adopted by the Board of Directors of the Company (the “Board”), and such other corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate. In examining all such documents, we have assumed the genuineness of all signatures, the authenticity of all documents purported to be originals and the conformity to the respective originals of all documents submitted to us as certified, telecopied, photostatic, portable document format or reproduced copies.

Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that:

1.             When the Company  and the Board take all necessary corporate action to authorize and approve the issuance of authorized but unissued Common Stock and in accordance with that authorization that Common Stock (a) is sold for at least its par value as contemplated in the Registration Statement or (b) is issued on exercise of a right to convert Preferred Stock, Depositary Shares or Debt Securities, on the exercise of Warrants or on the exercise of Rights,  which were sold for more than the par value of the Common Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, the Common Stock will be legally issued, fully paid and nonassessable.

2.             When the Company  and the Board take all necessary corporate action to authorize the creation and issuance of one or more series of Preferred Stock in accordance with the provisions of the Charter relating to the issuance of Preferred Stock and in accordance with that authorization that Preferred Stock is (a) sold for at least its par value as contemplated in the Registration Statement or (b) issued on the exercise of Warrants, which are sold for more than the par value of the Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, that Preferred Stock will be legally issued, fully paid and nonassessable.

3.             When the Company  and the Board take all necessary corporate action to authorize the creation and issuance of Depositary Shares representing interests in shares of a particular series of Preferred Stock (which has been authorized and created in accordance with the provisions of the Charter) and in accordance with that authorization the Company authorizes, executes and delivers the applicable deposit agreement, specifies the terms of a particular issuance of Depositary shares under the applicable depositary agreement and those Depositary Shares are (a) sold for at least the par value of the underlying Preferred Stock as contemplated in the Registration Statement or (b) issued on the exercise of Warrants, which are sold for more than the par value of the Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated by the Registration Statement, those Depositary Shares will be legally issued, fully paid and nonassessable.

4              When the Company  and the Board take all necessary corporate action to authorize the creation and issuance of one or more series of Debt Securities, and in accordance with that authorization the Company authorizes, executes and delivers an indenture and any supplemental indenture between the Company and the trustee named therein, specifies the terms of a particular issuance of Debt Securities in accordance with the indenture and any supplemental indenture, and those Debt Securities are duly executed, authenticated  and (a) sold as contemplated in the Registration Statement or (b) sold upon exercise of Warrants which are issued as contemplated in the Registration Statement, if the interest on those Debt Securities is not at a rate which violates applicable law, those Debt Securities will constitute valid and legally binding obligations of the Company.

5.             When the Company  and the Board take all necessary corporate action to authorize the creation and issuance of Warrants which provide for the issuance of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (which have been authorized and created by all necessary corporate action and in accordance the provisions of the Charter) upon payment of consideration equal at least to the par value of the Common Stock, Preferred Stock, Depositary Shares or Debt Securities being issued, if applicable, and which do not contain provisions which violate applicable law, and in accordance with that authorization the Company authorizes, executes and delivers a warrant agreement, specifies the terms of a particular issuance of Warrants in accordance with the applicable warrant agreement and those Warrants are duly executed, authenticated and issued as contemplated in the Registration Statement, those Warrants will constitute valid and legally binding obligations of the Company.

6.             When the Company  and the Board take all necessary corporate action to authorize the creation and issuance of Rights which provide for the right to purchase Common Stock, upon payment of consideration equal at least to the par value of the Common Stock being issued, and which do not contain provisions which violate applicable law, and in accordance with that authorization the Company authorizes, executes and delivers a rights agreement, specifies the terms of a particular issuance of Rights in accordance with the applicable rights agreement and those Rights are duly executed, authenticated and issued as contemplated in the Registration Statement, those Rights will constitute valid and legally binding obligations of the Company.

7.             When the Company  and the Board take all necessary corporate action to authorize the creation and issuance of Guarantees , and in accordance with that authorization the Company authorizes, executes and delivers an indenture and any supplemental indenture between the Company and the trustee named therein, specifies the terms of a particular issuance of Guarantees in accordance with the indenture and any supplemental indenture, and those Guarantees are duly executed, authenticated  and issued as contemplated in the Registration Statement, those Guarantees will constitute valid and legally binding obligations of the Company.

The opinions set forth in this letter relate only to the Federal laws of the United States and the General Corporation Law of the State of Maryland, and we express no opinion as to the laws of another jurisdiction and we assume no responsibility for the applicability or effect of the law of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the governing documents under which the Debt Securities, Depositary Shares, Warrants and Rights are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and] that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Debt Securities and Depositary Shares, or of any other property, upon exercise or otherwise pursuant to the terms of the Debt Securities and Depositary Shares will be effected so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

This letter has been prepared for your use in connection with the Registration Statement and is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Clifford Chance US LLP